                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                             File No.  333-50505

                 PROSPECTUS SUPPLEMENT NO. 2 DATED MAY 22, 1998
                         TO PROSPECTUS DATED MAY 4, 1998

                                     AVIRON
                                  $100,000,000
                 5 3/4% Convertible Subordinated Notes due 2005
                                       and
             Shares of Common Stock Issuable Upon Conversion thereof

           This Prospectus Supplement should be read in conjunction with the Prospectus dated May 4, 1998 (the "Prospectus"). The table on pages 45 and 46 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:

                             SELLING SECURITYHOLDERS

           The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.


                                                 PRINCIPAL
                                                 AMOUNT OF         PRINCIPAL             COMMON
                                                   NOTES           AMOUNT OF              STOCK               COMMON
                                                OWNED PRIOR          NOTES            OWNED PRIOR             STOCK
                                                     TO             OFFERED                TO                OFFERED
           NAME                                 OFFERING(1)          HEREBY           OFFERING(1)(2)          HEREBY
           ----                                 -----------       -----------         --------------         -------
Alexandra Global Investment Fund I, Inc.        $ 2,000,000       $ 2,000,000            70,716                 0

Argent Classic Convertible Arbitrage Fund
L.P.                                              1,000,000         1,000,000                 0                 0

Argent Classic Convertible Arbitrage Fund
(Bermuda) L.P.                                    2,000,000         2,000,000                 0                 0

BancAmerica Robertson Stephens                    1,250,000         1,250,000                 0                 0

BNP Arbitrage SNC                                 4,550,000         4,550,000                 0                 0

BT Holdings (New York), Inc.                      1,000,000         1,000,000                 0                 0

Chrysler Corporation Master Retirement
Trust                                             2,630,000         2,630,000                 0                 0

Declaration of Trust for the Defined
Benefit Plans of ICI American Holdings Inc.         800,000           800,000                 0                 0


                                       1.

                                                 PRINCIPAL
                                                 AMOUNT OF         PRINCIPAL             COMMON
                                                   NOTES           AMOUNT OF              STOCK               COMMON
                                                OWNED PRIOR          NOTES            OWNED PRIOR             STOCK
                                                     TO             OFFERED                TO                OFFERED
              NAME                              OFFERING(1)          HEREBY           OFFERING(1)(2)          HEREBY
              ----                              -----------       -----------         --------------         -------
Declaration of Trust for the Defined
Benefit Plans of ZENECA Holdings Inc.               500,000           500,000                 0                 0

Delaware PERS                                       720,000           720,000                 0                 0

Delaware State Employees' Retirement Fund         2,850,000         2,850,000                 0                 0

Donaldson, Lufkin & Jenrette Securities
Corporation                                       4,325,000         4,325,000                 0                 0

Fidelity American Trust                             200,000           200,000                 0                 0

Fidelity Financial Trust Fidelity
Convertible Securities Fund                      11,800,000        11,800,000                 0                 0

Forest Alternative Strategies Fund II
Series A-5I                                          60,000            60,000                 0                 0

Forest Alternative Strategies Fund II LP
Series A-5                                        1,175,000         1,175,000                 0                 0

Forest Alternative Strategies Fund II LP
Series A-5M                                          30,000            30,000                 0                 0

Forest Alternative Strategies Fund Series
B-3                                                 135,000           135,000                 0                 0

Forest Global Convertible Fund Series A-5         1,175,000         1,175,000                 0                 0

Forest Global Convertible Fund Series B-1           100,000           100,000                 0                 0

Forest Global Convertible Fund Series B-2            75,000            75,000                 0                 0

Forest Global Convertible Fund Series B-3            50,000            50,000                 0                 0

Forest Global Convertible Fund Series B-5            75,000            75,000                 0                 0

Forest Greyhound                                    100,000           100,000                 0                 0

Forum Capital Markets L.P.                        1,500,000         1,500,000                 0                 0

Fox Family Foundation 10/10/87                       55,000            55,000                 0                 0

Fox Family Portfolio Partnership                    200,000           200,000                 0                 0

Forest Performance Fund                              75,000            75,000                 0                 0

Heritage Series Trust Small Cap Stock Fund        1,000,000         1,000,000           100,000                 0

ICI American Holdings                               310,000           310,000                 0                 0

                                       2.

                                                 PRINCIPAL
                                                 AMOUNT OF         PRINCIPAL             COMMON
                                                   NOTES           AMOUNT OF              STOCK               COMMON
                                                OWNED PRIOR          NOTES            OWNED PRIOR             STOCK
                                                     TO             OFFERED                TO                OFFERED
              NAME                              OFFERING(1)          HEREBY           OFFERING(1)(2)          HEREBY
              ----                              -----------       -----------         --------------         -------
JMG Convertible Investments, L.P.                   500,000           500,000                 0                 0

Lincoln National Convertible Securities
Fund                                              1,700,000         1,700,000                 0                 0

LLT Limited                                          45,000            45,000                 0                 0

MainStay Convertible Fund                         2,000,000         2,000,000            68,800                 0

McMahan Securities Company L.P.                   1,800,000         1,800,000                 0                 0

Nalco Chemical Company                              160,000           160,000                 0                 0

Northwestern Mutual Life Insurance Company        2,000,000         2,000,000                 0                 0

OCM Convertible Limited Partnership                 150,000           150,000                 0                 0

OCM Convertible Trust                             3,645,000         3,645,000                 0                 0

Pacific Life Insurance Company                    3,000,000         3,000,000                 0                 0

Paloma Securities L.L.C.                          2,700,000         2,700,000                 0                 0

Partner Reinsurance Company, Ltd.                   375,000           375,000                 0                 0

Silverton International Fund Limited              2,300,000         2,300,000                 0                 0

Societe Generale Securities Corp.                 6,500,000         6,500,000                 0                 0

State Employees' Retirement Fund of the
State of Delaware                                   820,000           820,000                 0                 0

State of Connecticut Combined Investment
Funds                                             3,120,000         3,120,000                 0                 0

Thermo Eletron Balanced Investment Fund             850,000           850,000                 0                 0

Triton Capital Investments, Ltd.                    500,000           500,000                 0                 0

Vanguard Convertible Securities Fund, Inc.        2,260,000         2,260,000                 0                 0

Walker Art Center                                   220,000           220,000                 0                 0

Weirton Trust                                       580,000           580,000                 0                 0

Zeneca Holdings Trust                               310,000           310,000                 0                 0
                                                -----------       -----------         --------------         -------

TOTAL                                            77,275,000        77,275,000           239,516                 0
                                                ===========       ===========         ==============         =======


                                       3.

---------------
(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares on Common Stock shown as beneficially owned by them. Numbers reflect ownership prior to the date of this Supplement.

(2) Includes Conversion Shares based on a conversion price of $30.904 per share and a cash payment in lieu of any fractional interest.

       Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.


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